Exhibit 99.1

FOR IMMEDIATE RELEASE

PÄR-JÖRGEN PÄRSON APPOINTED

TO FUBOTV’S BOARD OF DIRECTORS

NEW YORK – MAY 22, 2020 – FaceBank Group, Inc. (d/b/a fuboTV) (OTCQB: FUBO) announced today it has appointed Pär-Jörgen Pärson to its Board of Directors effective immediately.

Pärson is an investor in fuboTV through leading venture capital fund Northzone, where he has been a General Partner since 2004. He has appeared several times in Forbes’ prestigious Midas List.

“Like our recently-appointed Chairman of the Board Edgar Bronfman Jr., PJ was an early champion of fuboTV,” said David Gandler, co-founder and CEO, fuboTV. “I’m looking forward to working even more closely with PJ as fuboTV enters the next growth phase, including our intention to uplist to a major stock exchange in the coming months.”

Commented Pärson: “fuboTV has shown that they are absolutely world-class in developing this vMVPD technology, accompanying the tremendous movement from the old paradigm of cable TV subscriptions to the vMVPD, where customers access the right content on all kinds of devices at compelling price points. The content strategy around live sports has been appreciated by hundreds of thousands of users.”

He added: “I’m excited to continue to be a part of fuboTV’s development into a massive company. I’ve been impressed by the clarity of vision and speed of execution by David and his team since we’ve invested in 2015. This reminds me a lot about the phenomenal adventure of Spotify, and our early days.”

At Northzone, Pärson focuses on disruptive businesses in consumer internet, health and fintech. His portfolio includes multi-billion dollar exits in market-defining companies such as Spotify, iZettle and Avito, as well as Pricerunner, Jasper, Videoplaza, and current companies like fuboTV, Spring Health, Play Dots and others.

Before joining Northzone in 2004, Pärson ran his own investment firm and did consulting at McKinsey. He holds an MBA from the Stockholm School of Economics.

Since its founding in 2015 as a soccer streaming service, fuboTV has evolved into a live TV streaming platform with more top Nielsen-ranked sports, news and entertainment channels for cord-cutters than any other live platform. Continually innovating to give subscribers a premium viewing experience they can’t find with cable TV, fuboTV is regularly first-to-market with new product features and is the only virtual MVPD to stream in 4K. The company merged with FaceBank Group, Inc., a leading celebrity and sports-focused virtual entertainment company, in April 2020.

About fuboTV

fuboTV (OTCQB: FUBO) merged with FaceBank Group in April 2020 to create a leading digital entertainment company, combining fuboTV’s direct-to-consumer live TV streaming platform for cord-cutters with FaceBank’s technology-driven IP in sports, movies and live performances.

Named to Forbes’ Next Billion Dollar Startup list in 2019, fuboTV is the live TV streaming platform with more top Nielsen-ranked sports, news and entertainment channels for cord-cutters than any other live platform.

Continually innovating to give subscribers a premium viewing experience they can’t find with cable TV, fuboTV is regularly first-to-market with new product features and is the only virtual MVPD to stream in 4K. Other industry “firsts” for the company include entering Europe with the launch of fuboTV España in 2018. fubo Sports Network, the live, free-to-consumer TV network featuring sports stories on and off the field, launched in 2019.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the current beliefs, expectations and assumptions of fuboTV and on information currently available to fuboTV. The forward-looking statements in this press release represent fuboTV’s views as of the date of this press release. These statements may include, but are not limited to, statements regarding future events or future financial and operating performance and fuboTV’s plans for, and the anticipated benefits of, new strategic partnerships and fuboTV’s plans and timing regarding uplisting to a national stock exchange. Although fuboTV believes the expectations reflected in such forward-looking statements are reasonable, fuboTV can give no assurance that such expectations will prove to be correct. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause fuboTV’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, fuboTV does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Important factors that could cause fuboTV’s actual results to differ materially are detailed from time to time in the reports fuboTV files with the Securities and Exchange Commission, copies of which are available on the Securities and Exchange Commission’s website at www.sec.gov and are available from fuboTV without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties.

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fuboTV Investor and Media Contacts

Media Contacts:

Jennifer L. Press	Katie Minogue
jpress@fubo.tv	kminogue@fubo.tv

Investor Contact:

The Blueshirt Group for fuboTV

ir@fubo.tv